                                                                   EXHIBIT 10.31

                              AMENDED AND RESTATED
                        AIRCRAFT HOURLY RENTAL AGREEMENT

THIS AGREEMENT made as of the 28th day of March, 2003 (the "Agreement") by and between Tomco II, LLC, a Tennessee Limited Liability Company ("Owner"), and HCA Management Services, L.P., a Delaware Partnership ("Operator").

                                    RECITALS

1. The parties entered into a certain Aircraft Hourly Rental Agreement, dated as of September 30, 2002, pursuant to which Owner agreed to rent to Operator from time-to-time the certain aircraft, as specifically identified therein.

2. Owner has purchased a new aircraft of the same make and model and the parties wish to amend and restate the Agreement as provided herein.

                                    AGREEMENT

1.      Rental of the Aircraft

        Owner hereby agrees to rent to Operator from time-to-time a certain aircraft, as identified on Exhibit A, (the "Aircraft"), which is owned and registered at the FAA aircraft registry in the name of Owner. The parties understand that the Aircraft will be available to Operator for its operation and use hereunder for a series of rental periods that are estimated to not exceed 100 hours in the aggregate during any annual period during the Term. Owner retains the right to rent the aircraft to any other operator. The Aircraft is being rented by Operator for the purpose of transporting Operator's directors, officers, employees and guests or the directors, officers, employees and guests of Operator's subsidiaries in furtherance of its primary, non-transportation business.

2.      Term

        The term of this Agreement ("Term") shall commence on the date hereof, and shall continue for a period of ten (10) years, unless either party terminates this Agreement pursuant to Section 17 of this Agreement.

3.      Delivery of Aircraft

        The Aircraft shall be delivered to Operator at the location indicated on Exhibit A, or such other location upon which the parties may agree. Each date on which Owner delivers possession of the Aircraft to Operator is referred to in this Agreement as a "Delivery Date." Each rental period shall commence with delivery and conclude with return of the Aircraft to Owner. If requested by Owner, Operator shall execute a Delivery and Acceptance Certificate in the form attached to this Agreement each time Operator accepts delivery of the Aircraft.

4.      Rental Period

        The "Rental Period" shall consist of time commencing with delivery of possession of the Aircraft to Operator until Operator returns the Aircraft to Owner. The Aircraft shall be available to Operator at all times other than when it is (a) previously scheduled by Owner or any other operator or (b) otherwise unavailable, such as due to maintenance.

5.      Rent

        Operator shall pay Owner the base rent as indicated on Exhibit A for use of the Aircraft. The sum of the base rent and all other charges, payments, and indemnities due to Owner by Operator hereunder are hereinafter referred to as "Aggregate Rentals." After each use of the Aircraft by Operator, Owner shall invoice Operator for rent based on the number of hours flown by Operator. Operator shall pay the invoiced amount within thirty (30) days after the invoice is sent. The hourly charges shall be calculated based on the time from takeoff to landing at destination of each leg of the trip as reflected on the Hobbs Meter. Operator shall maintain accurate Aircraft and engine logs for the Aircraft and make them available for examination by Owner. The base rate on Exhibit A will be agreed to annually by the parties on the anniversary of the execution date of this agreement. If no agreement is reached, the rate used in the previous year will continue until such time the parties agree to a change in that rate.

6.      Certain Covenants of Operator. Operator agrees as follows:

        a.      Furnishing of Information

                Operator shall furnish from time to time to Owner such information regarding Operator's use, operation, or maintenance of the Aircraft as Owner may reasonably request.

        b.      Lawful Use

                The Aircraft shall not be used, operated or stored by Operator in violation of any law or any rule, regulation, or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license, or registration relating to the Aircraft or its use, or in violation or breach of any representation or warranty made with respect to obtaining insurance on the Aircraft or any term or condition of such insurance policy. Aircraft operations shall be limited to operations allowed under
                Part 91 of Title 14 of the Code of Federal Regulations.

        c.      Aircraft Location

                The Aircraft shall not be operated or located by Operator in (i) any area excluded from coverage by the terms of insurance covering the Aircraft, or (ii) any recognized or threatened area of hostilities, unless fully covered to Owner's satisfaction by war risk insurance.

        d.      Base of the Aircraft

                The Aircraft shall be principally based as indicated on Exhibit A unless otherwise approved by Owner.

        e.      Aircraft Operation

                Operator will be in operational control of the Aircraft at all times during each Rental Period. During each Rental Period, Operator shall be solely responsible for its possession, use, and operation of the Aircraft.

        f.      Aircraft Operation Expenses

                During each Rental Period, Operator shall bear the following operating costs: the cost of fuel, crew costs, expenses, and employee benefits; landing, handling, and custom fees and related charges; and all fines, fees, or penalties arising directly or indirectly out of the Operator's use and operation of the Aircraft.

        g.      Assignment

                Operator shall not sell, transfer, assign, encumber or sublet the Aircraft or its rights under this Agreement without Owner's prior written consent, which consent may be withheld in Owner's sole discretion, and no such action without Owner's written consent shall be valid or effective.

        h.      Log Books

                Operator shall maintain current and complete logs, books, and records pertaining to the Aircraft during each Rental Period in accordance with Federal Aviation Administration ("FAA") rules and regulations and Operator shall deliver such records in legible form to Owner when it returns the Aircraft pursuant to
                Section 11 herein.

        i.      Pilots

                The Aircraft shall, at all times during each Rental Period, be operated by two (2) duly qualified, current, and rated (appropriate to the Aircraft) pilots employed and contracted for by Operator, at Operator's expense, whose licenses are in good standing, who meet the requirements established and specified by the insurance policies required hereunder, and by the FAA, and any other reasonable requirements established by Owner in writing and delivered to Operator from time to time.

        j.      Liens

                Operator will not directly or indirectly create, incur, or permit to be created as a result of Operator's acts or omissions, any liens on or with respect to (i) the Aircraft or any part thereof, (ii) Owner's title thereto or any interest of Owner in or to the Aircraft, or (iii) Operator's interest under this Agreement. Operator shall promptly, at its own expense, take such action as may be necessary to promptly discharge any such lien created, incurred, or permitted to be created.

        k.      Taxes

                Operator shall pay to and indemnify the Owner for, and hold the Owner harmless from and against, all landing charges, airport use fees, departure taxes and similar taxes, levies, charges or fees imposed on Operator's operation and use of the Aircraft during any Rental Period whether imposed against or levied upon Owner, Operator, or the Aircraft or any part thereof by any federal or foreign government, any state, municipal or local subdivision, any agency or instrumentality thereof or other taxing authority.

7.      Aircraft Maintenance and Registration

        During the term of this agreement all maintenance, inspection, repair, overhaul and modification costs will be borne by Owner. Owner shall keep the Aircraft at all times in (a) fully operational, duly certified, and airworthy condition, (b) condition adequate to comply with all regulations of the FAA or any other governmental agency having jurisdiction over the maintenance, use or operation of the Aircraft. Operator shall return the Aircraft to Owner in accordance with Section 11 herein and in the same condition as existed when the Aircraft was delivered to Operator, normal wear and tear excepted. During the Term, Owner shall be responsible for maintaining U.S. registration of the Aircraft in the name of Owner.

8.      Inspection

        Owner or its designee shall have the right, but not the duty, to inspect the Aircraft at any reasonable time and upon reasonable notice. Upon Owner's request, Operator shall advise Owner of the Aircraft's location and, within a reasonable time and, provided there is no undue inconvenience and delay to Operator, shall permit Owner to examine all information, logs, documents, and Operator's records regarding or with respect to the Aircraft and its use or condition.

9.      Loss or Damage

        a.      Risk of Loss

                Owner shall bear the risk of loss of its Aircraft, even while the Aircraft is being used by Operator, and shall have the sole right to insurance proceeds payable under hull insurance policies maintained by it in the event of any loss or casualty occurrence.

        b.      Repair or Replacement

                No party shall be obligated to repair or replace the Aircraft after a loss or casualty occurrence. If the Aircraft becomes unavailable due to loss or casualty, either party shall have the right to terminate this Agreement by written notice to the other party.

10.     Insurance

        Owner shall secure and maintain in effect at its own expense throughout the term hereof such hull insurance covering the Aircraft against Casualty Occurrence as Owner shall deem appropriate. Owner shall secure and maintain in effect at its own expense throughout the term hereof public liability and property damage with respect to the Aircraft for an amount not less than Ten Million Dollars ($10,000,000) single limit liability coverage. The Aircraft shall be operated with two pilots. Owner shall add Operator as an additional insured under the liability insurance policy maintained by Owner on its Aircraft (with such insurance being primary and non-contributory, over any insurance coverage maintained by the Operator with respect to claims pertaining to the Aircraft), but the Operator shall have no claim to the proceeds of hull insurance, if any, maintained with respect to such Aircraft. Owner's insurance policy shall include a waiver of subrogation with respect to claims for loss or damage to the Aircraft while being operated by the Operator under this Agreement to the extent such claims are waived hereunder and shall provide that as to the Operator the liability insurance coverage shall not be invalidated by acts or negligence of any named insured. All insurance required hereunder shall provide that coverage may not be adversely reduced or canceled by the insurer without thirty (30) days' prior written notice to the Operator. The Operator shall be furnished with insurance certificates evidencing such insurance as of the date hereof. Each party hereby waives all rights against the other party and against those for whom the other party is legally responsible for all losses covered by any insurance maintained hereunder or by any additional or supplemental insurance maintained by a party on the Aircraft or the use thereof. Owner shall be responsible for and provide adequate written notice from the respective insurer that pilots of Operator are approved to operate the Aircraft.

11.     Return

        Upon the termination or expiration of each Rental Period, Operator shall return the Aircraft to the location designated on the Delivery and Acceptance Certificate, if such a certificate was executed by Operator, or another mutually agreeable location. All expenses for delivery and return of the Aircraft shall be borne by Operator.

12.     Owner's Disclaimer

        EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER OWNER (NOR ITS AFFILIATES) MAKES, HAS MADE, OR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT RENTED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE.

13.     Indemnification

        a.      General Indemnity

                i. In the event that any claim is made or any suit filed against Owner, or any affiliate of Owner, or any officer, director or employee of Owner or an affiliate of Owner ("Owner Indemnified Persons"), which claim or suit relates to the possession, maintenance, condition, storage, use, or operation of the Aircraft and is based upon a transaction, incident or occurrence which transpires during a Rental Period and is not attributable to a breach by Owner of its obligations hereunder or to the gross negligence or willful misconduct of any Owner Indemnified Person, then, to the extent not covered by the insurance required to be maintained hereunder, Operator shall indemnify and hold harmless the Owner Indemnified Persons against any and all costs, expenses or judgments arising out of such claim or suit (including, without limitation, reasonable attorneys' fees and expenses).

                ii. In the event that any claim is made or any suit filed against Operator, or any affiliate of Operator, or any officer, director or employee of Operator or an affiliate of Operator ("Operator Indemnified Persons"), which claim or suit relates to the possession, maintenance, condition, storage, use, operation or ownership of the Aircraft and is not based upon a transaction, incident or occurrence which transpires during a Rental Period or attributable to a breach by Operator of its obligations hereunder or to the gross negligence or willful misconduct of any Operator Indemnified Person, then, to the extent not covered by the insurance required to be maintained hereunder, Owner shall indemnify and hold harmless the Operator Indemnified Persons against any and all costs, expenses or judgments arising out of such claim or suit (including, without limitation, reasonable attorneys' fees and expenses).

        b.      Survival

                The parties' obligations under this Section 13 shall survive termination of this Agreement and shall remain in effect until all required indemnity payments have been made. All references to Owner in this Section 13 include Owner and any consolidated taxpayer group of which Owner is a member.

14.     Operator's Default

        Each of the following events shall constitute an "Event of Default" hereunder (whatever the reason for such event of default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, degree, or order of any court of any order, rule, or regulation of any administrative or governmental body):

        a. Operator shall fail to make payment of any Aggregate Rental within thirty (30) days after the same shall become due and such failure shall continue for five (5) days after written notice thereof from Owner to Operator; or

        b. Operator shall fail to perform or observe any covenant, condition, or agreement to be performed or observed by it under this Agreement or any agreement, document, or certificate delivered by Operator in connection herewith. Owner shall endeavor to provide Operator with written notice and three (3) days to cure such breach, except in the case of emergency or a continuing breach which cannot be cured; or

        c. Any representation or warranty made by Operator in this Agreement or any agreement, document, or certificate delivered by the Operator in connection herewith is or shall become incorrect in any material respect, and, if such a default is susceptible of being corrected, Operator fails to correct such default within three (3) days of a written notice of Owner requesting correction of same; or

        d.      Operator shall become insolvent; or

        e. Operator makes an assignment for the benefit of creditors, or if a petition is file by or against Operator under any bankruptcy or insolvency law; or

        f. A receiver is appointed for Operator or any of Operator's property.

15.     Owner's Remedies

        a.      Remedies

                Upon the occurrence of any Event of Default, Owner may, at its option, exercise any or all remedies available to Owner at law or in equity, including, without limitation, any or all of the following remedies, as Owner in its sole discretion shall elect:

                i. By notice in writing terminate this Agreement, whereupon all rights of the Operator to the use of the Aircraft or any part thereof shall absolutely cease and terminate, but Operator shall remain liable as hereinafter provided; and thereupon Operator, if so requested by the Owner, shall at its expense promptly return the Aircraft as required by Section 11 hereof, or Owner, at its option, may, with or without legal process, enter upon the premises where the Aircraft may be located and take immediate possession of and remove the same. Operator specifically authorizes Owner's entry upon any premises where the Aircraft maybe located for the purpose of, and waives any cause of action Operator may have arising from, a peaceful retaking of the Aircraft. Operator shall, without further demand, forthwith pay to Owner as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the total accrued and unpaid Aggregate Rentals, plus all other accrued and unpaid amounts due to Owner hereunder; and

                ii. Perform or cause to be performed any obligation, covenant, or agreement of Operator hereunder. Operator agrees to pay all reasonable costs and expenses incurred by Owner for such performance as additional Aggregate Rental hereunder and acknowledges that such performance by Owner shall not be deemed to cure said Event of Default.

        b.      Costs and Attorneys' Fees

                Operator shall be liable for all costs, charges, and expenses, including reasonable legal fees and disbursements, incurred by Owner by reason of the occurrence of any Event of Default or the exercise of Owner's remedies with respect thereto.

        c.      Nonexclusive

                No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Owner at law or in equity. Owner shall not be deemed to have waived any breach, Event of Default or right hereunder unless the same is acknowledged in writing by a duly authorized representative of Owner. No waiver by Owner of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Owner in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Owner shall not exhaust the same or constitute a waiver of any other right provided herein.

16.     Operator's Remedy

        Upon the occurrence of any breach by Owner of Owner's obligations hereunder, Operator may, at its option, exercise any or all remedies available to Operator at law or in equity, as Operator in its sole discretion shall elect.

17.     Termination

        Either party may terminate this Agreement by providing the other party written notice of termination at least thirty days (30) prior to the date of termination. Within ten (10) days after the date of termination, Owner shall provide Operator with an accounting of all outstanding charges or costs relating to this Agreement. Operator shall pay to Owner any outstanding charges and costs for which it may be responsible within thirty (30) days after receipt of such accounting. Both parties agree to take all necessary action with respect to the FAA and insurance companies to inform them of the termination of this Agreement.

18.     Notices

        Unless specifically provided to the contrary herein all notices permitted or required by this Agreement shall be in writing and shall be deemed given if sent by commercial courier, or by registered mail or certified mail, return receipt requested, postage prepaid, to the address set forth herein below, or such other address as may hereafter be designated by the addressee in a written notice to the other party.

        Owner:         Tomco II, LLC
                       3319 West End Avenue
                       Suite 900A
                       Nashville, TN  37203

        Operator:      HCA Management Services, L.P.
                       One Park Plaza
                       Nashville, TN  37203
                       ATTN: President

19.     Entire Agreement

        The terms and conditions of this Agreement constitute the entire agreement between the parties as to the subject matter hereof and supersede all prior written and oral negotiations, representations, and agreements, if any, between the parties on such matters and shall be binding upon the parties, their successors, assigns, and legal representatives.

20.     Modification of Agreement

        No change or modification hereof or waiver of any term or condition hereof shall be effective unless the change or modification is in writing and signed by both parties.

21.     Time of the Essence

        Time is of the essence in this Agreement.

22.     Headings

        The headings of Sections and subsections of this Agreement are included for convenience only and shall not be used in its construction or interpretation.

23.     Governing Law

        THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ALL RESPECT IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TENNESSEE (WITHOUT REGARD TO ITS CHOICE OF LAWS RULES).

24.     Truth-in-Leasing

        a. OWNER CERTIFIES THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS DURING THE 12 MONTHS PRECEDING THE EXECUTION OF THIS AGREEMENT, EXCEPT TO THE EXTENT THE AIRCRAFT IS LESS THAN TWELVE (12) MONTHS OLD.

        b. OPERATOR, HCA MANAGEMENT SERVICES, L.P., ONE PARK PLAZA, NASHVILLE, TENNESSEE 37203 CERTIFIES THAT OPERATOR, AND NOT OWNER, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING EACH RENTAL PERIOD. OPERATOR AND OWNER FURTHER CERTIFY THAT THEY EACH UNDERSTAND THEIR RESPECTIVE RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

        c. OPERATOR UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the year and day first above written. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED ON BEHALF OF EACH PARTY.

OWNER:                                      OPERATOR:

Tomco II, LLC                               HCA MANAGEMENT SERVICES, L.P.

By:  /s/ Thomas F. Frist, Jr., M.D.         By: CMS GP, LLC
     ------------------------------         Its: General Partner
     Thomas F. Frist, Jr., M.D.
     President
                                            By:  /s/ A. Bruce Moore, Jr.
                                                 -----------------------------
                                                 A. Bruce Moore, Jr.
                                                 President

                       DELIVERY AND ACCEPTANCE CERTIFICATE

This Certificate is delivered by the undersigned Operator ("Operator") pursuant to the Amended and Restated Aircraft Hourly Rental Agreement dated as of March 28, 2003 ("Agreement"), and in connection with the following aircraft ("Aircraft") rented thereunder:

Manufacturer: Cessna Aircraft Corporation
Model: Cessna 560
Serial Number: 560-0636
Registration Number: N 83TF

Operator hereby certifies that the Aircraft (including all pertinent operational equipment and logs and maintenance manuals) has been delivered to Operator, that Operator has caused its duly qualified expert to inspect the Aircraft (and all pertinent operational equipment and logs and maintenance manuals), and that, based upon such inspection (which is entirely to Operator's satisfaction), Operator hereby accepts the Aircraft as of the Delivery Date specified below for all purposes of the Agreement (including, without limitation, "operational control" thereof as such term is used and defined under the Federal Aviation Regulations). Operator will have operational control commencing at the beginning of each Rental Period and ending upon the return of the Aircraft to Owner at the end of each Rental Period throughout the term of this Agreement. Operator hereby further certifies that the following information is true and correct:

Delivery Date:  The date of Operator's execution of this Certificate.

Delivery Time:  ________________

Delivery Location:  Nashville, TN, BNA

Return Date:  __________________

Anticipated Return Time:  ___________

Return Location:  Nashville, TN, BNA


OWNER:                                        WITNESS:

Tomco II, LLC                                 By:
                                                  ------------------------------
By:                                           Date:
   ----------------------------------              -----------------------------
Date:
       ------------------------------

OPERATOR:

HCA MANAGEMENT SERVICES, L.P.

By:
     --------------------------------
Date:
       ------------------------------

                                    EXHIBIT A









                             AIRCRAFT IDENTIFICATION

                    Manufacturer: Cessna Aircraft Corporation
                                Model: Cessna 560
                             Serial Number: 560-0636
                           Registration Number: N 83TF



                                    BASE RENT

                              $1,200 per Hobbs Hour



                                    HOME BASE



                                  Nashville, TN

                                       BNA